Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-138766, No. 333-123807 and No. 333-128897), the Registration Statements on Form S-3 (No. 333-126619, No. 333-138772, No. 333-141725 and No. 333-147243) and the Registration Statement on Form S-4 (No. 333-137901) of Exide Technologies of our report dated June 5, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
June 5, 2008